UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) April 12,2002

                     DCI Telecommunications, Inc.
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            (Exact name of Registrant as specified in charter)

                  Colorado              2-96976-D          84-1155041
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       (State or other jurisdiction   (Commission       (I.R.S. Employer
        of incorporation)              File Number)      Identification)

        488 Schooley's Mountain Road  Hackettstown,N.J.         07840
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             (Address of principal executive offices)        (Zip Code)

   Registrant's telephone number, including area code: (908) 684-8233
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      (Former name or former address, if changed, since last report)


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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

LETTER TO SHAREHOLDERS - APRIL 2002

This letter is being posted on our Company web-site as a means of communicating the Company's current state of affairs to our shareholders.

We have been successful in guiding our Company through a very difficult period during the past two years. Management is confident that the future will allow actions to be taken that will benefit the Company and begin to return value to our shareholders within the short term future.

SEC ACTION AND CLASS ACTION. As you all know, we had been unable to secure the investment capital to grow our telecommunications business due to the SEC suspension of trading, which we have at all times maintained was unwarranted, and the SEC's subsequent filing of a complaint, which we believe is replete with unfounded allegations. These events have presented the company with a monumental task.

The SEC has taken a considerable number of depositions, some of which have been observed and all of which have been reviewed by our attorneys. In November 2001, the SEC withdrew its claim for civil monetary penalties in order to eliminate the Company's right to a jury trial and sought permission from the Court to amend its pleadings. DCI has challenged the SEC motion to amend its pleadings and is currently awaiting the court's ruling. We are looking forward to our day in court where we feel confident we will be exonerated and this matter can finally be put behind us.

As a result of the SEC trading suspension in DCI, the Company's stock has been trading on the "pink sheets," without market makers, since May of 1999. We have had several market makers file form C15-211 to get DCI trading on the OTC Bulletin Board once again. In each case the filings were rejected and it is the company's belief that no progress will be made until the SEC matter has been resolved.

The Company presently is defending against a class action lawsuit that for the most part tracks the SEC litigation. We expect that the case will be dismissed.
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STOCK DIVIDEND (LECSTAR). We were successful in selling our telecommunications business to Tanners Restaurant Group which was then renamed Corzon, Inc. Our intent in doing so was to try and restore some value to our shareholders by distributing most of the shares received in this transaction back to our shareholders. Shares not allocated for dividend distribution were used to pay down certain corporate debt. Our understanding at the time that this transaction had been considered was that Corzon and or its investment bankers intended to provide the necessary capital investment to grow the Telecommunications business in accordance with the business plan that DCI had created, but was unable to implement, due to the lack of such funding.

Corzon had originally filed a Form SB-2, which would have allowed the shares to be distributed to DCI's shareholders. Shortly after DCI announced the record and distribution dates and notified Depository Trust Company (DTC) to effect the distribution to DCI's shareholders, Corzon was taken over by LecStar Corp. in a reverse merger. LecStar Corp., through its attorneys, refused to provide the legal opinion the transfer agent required to transfer the shares to DCI shareholders. According to LecStar, it needed to file an amended SB-2 Registration Statement before the distribution could take place.

At present, management holds the required number of shares for distribution and is awaiting LecStar's filing of the amended SB-2. Management is extremely concerned with the delay and is considering whether to take legal action to protect the interest of our shareholders.

In the meanwhile, management is trying to do whatever is possible to keep the company operating and is constantly seeking opportunities to begin to return value to our shareholders.

As a cost cutting measure, we have closed our office in Stratford, Connecticut and relocated Corporate Headquarters to our office in Hackettstown, NJ.

THE MUSIC FACTORY. In December 2000, The Music Factory, a small software company that was in the development stage, was brought to our attention. After extensive negotiations, the owners of that company agreed to become part of DCI, in January 2001, in a stock for stock exchange. The Music Company had developed a very unique software concept, but lacked the ability to properly complete and market it. The software, which is still under development, is expected to have the capability of combining text, graphics, still photography, and streaming video with synchronized audio, all in one seamless application. The Music Factory has identified several markets in which it believes the potential for its software can be realized and we believe the software may prove to be extremely valuable to the company.

The Music Factory also is developing software that it expects to permit express download of a massive amount of data so as to make digital download of movies possible within record breaking time.
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MULLER MEDIA. The success of Muller Media, Inc. had attracted interest among various parties in the entertainment industry. Although DCI had previously filed an 8K relating to the signing of a letter of intent regarding a potential transaction with Kaleidescope Media Group, a decision was made not to move forward under that agreement.

On November 12, 2001, DCI purchased 10,000,000 shares of Business Translation Services, Inc., a developmental stage company, which traded under the symbol BTSV on the OTCBB. Subsequent to this action, a Plan of Merger and Conversion was effected, which combined Muller Media, Inc. with Business Translation Services, Inc. The resulting company is known as Muller Media, Inc. and is traded on the OTCBB, under the symbol MULM. Muller Media, Inc. is currently in the process of looking for acquisitions to add both to the company's film distribution library as well as present other opportunities in and out of the entertainment field.

Muller Media, Inc. continues to be profitable and has recently undergone management changes designed to further strengthen the company. Daniel Mulholland has been appointed President and Chief Operating Officer, Bob Muller will serve as Vice-Chairman, and John Adams has been appointed as Chairman/Chief Executive Officer of Muller Media, Inc.

It is the Company's intention to distribute the majority of the Muller Media, Inc. shares to DCI shareholders following registration and settlement of outstanding debts owed by DCI.

* * * *

Management would like to extend thanks to the Company's shareholders who have remained loyal during these difficult times. We realize that many of you are frustrated by the seeming lack of information coming out of the Company during the past year.

Management remains committed to doing everything possible to restore shareholder value. We will continue in our best efforts to continue down a path that will lead to the return of value to our shareholders.

We would like to believe that we have passed through our most difficult period in the history of the Company. At present, we are working with a new team of investment bankers and are confident that we will be able to move forward in spite of the obstacles that we must overcome. It will undoubtedly take additional time and effort, but your management team is committed to doing everything necessary to achieve this goal. We appreciate your continuing support.

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the business of the company suffers due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; adverse litigious rulings and/or findings; other risks that are described from time to time in DCI Telecommunications Inc. Securities and Exchange Commission reports (including but not limited to the Company's annual report on Form 10-K for the year ended March 31, 2001. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, DCI Telecommunications Inc. results could differ materially from expectations in these statements. The Company assumes no obligation and does not intend to update these forward-looking statements.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      DCI Telecommunications, Inc.

Date:  April 12,2002               By:  /s/ John J Adams

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                                      John J Adams, Chairman& CEO